COMMERCIAL PAPER DEALER AGREEMENT

4(a)(2) PROGRAM

between

HUMANA INC., as Issuer

and

__________________________, as Dealer

Concerning Notes to be issued pursuant to an Issuing and Paying Agent Agreement dated as of October 6, 2014 between the Issuer and U.S. Bank National Association, as Issuing and Paying Agent

Dated as of
October 6, 2014

Commercial Paper Dealer Agreement
4(a)(2) Program

This agreement (the “Agreement”) sets forth the understandings between the Issuer and the Dealer, each named on the cover page hereof, in connection with the issuance and sale by the Issuer of its short-term promissory notes (the “Notes”) through the Dealer.

Certain terms used in this Agreement are defined in Section 6 hereof.

The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.

1.	Offers, Sales and Resales of Notes.
1.1
While (i) the Issuer has and shall have no obligation to sell the Notes to the Dealer or to permit the Dealer to arrange any sale of the Notes for the account of the Issuer, and (ii) the Dealer has and shall have no obligation to purchase the Notes from the Issuer or to arrange any sale of the Notes for the account of the Issuer, the parties hereto agree that in any case where the Dealer purchases Notes from the Issuer, or arranges for the sale of Notes by the Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuer contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

1.2
So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, the Issuer shall not, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Notes except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Notes by executing with the Issuer one or more agreements which contain provisions substantially identical to those contained in Section 1 of this Agreement, of which the Issuer hereby undertakes to provide the Dealer prompt notice or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuer which contain provisions substantially identical to Section 1 of this Agreement contemporaneously herewith.  In no event shall the Issuer offer, solicit or accept offers to purchase, or sell, any Notes directly on its own behalf in transactions with persons other than broker-dealers as specifically permitted in this Section 1.2.

1.3
The Notes shall be in a minimum denomination of $250,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon by the Dealer and the Issuer, shall have a maturity not exceeding 397 days from the date of issuance and may have such terms as are specified in Exhibit C hereto or the Private Placement Memorandum.   The Notes shall not contain any provision for extension, renewal or automatic “rollover.”

1.4
The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agent Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by one or more master notes (each, a “Master Note”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, in the form or forms annexed to this Agreement as Exhibit D.

1.5
If the Issuer and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer’s services hereunder) pursuant to this Agreement, the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agent Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuing and Paying Agent, for the account of the Issuer.  Except as otherwise agreed, in the event that the Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the Issuer, and if the Dealer has theretofore paid the Issuer for the Note, the Issuer will promptly return such funds to the Dealer against its return of the Note to the Issuer, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note.  If such failure occurred for any reason other than default by the Dealer, the Issuer shall reimburse the Dealer on an equitable basis for the Dealer’s loss of the use of such funds for the period such funds were credited to the Issuer’s account.

1.6	The Dealer and the Issuer hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

(a)
Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.

(b)	Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.

(c)
No general solicitation or general advertising shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the Dealer, the Issuer shall not issue any press release, make any other statement to any member of the press making reference to the Notes, the offer or sale of the Notes or this Agreement or place or publish any “tombstone” or other advertisement relating to the Notes or the offer or sale thereof. To the extent permitted by applicable securities laws, the Issuer shall (i) omit the name of the Dealer from any publicly available filing by the Issuer that makes reference to the Notes, the offer or sale of the Notes or this Agreement, (ii) not include a copy of this Agreement in any such filing or as an exhibit thereto and (iii) redact the Dealer’s name and any contact or other information that could identify the Dealer from any agreement or other information included in such filing.

(d)
No sale of Notes to any one purchaser shall be for less than $250,000 principal or face amount, and no Note shall be issued in a smaller principal or face amount.  If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 principal or face amount of Notes.

(e)
Offers and sales of the Notes shall be subject to the restrictions described in the legend appearing on Exhibit A hereto.  A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

(f)
The Dealer shall furnish or shall have furnished to each purchaser of Notes for which it has acted as the Dealer a copy of the then-current Private Placement Memorandum unless such purchaser has previously received a copy of the Private Placement Memorandum as then in effect.  The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from, the Issuer and the Dealer and shall provide the names, addresses and telephone numbers of the persons from whom information regarding the Issuer may be obtained.

(g)
The Issuer agrees, for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes that, if at any time the Issuer shall not be subject to Section 13 or 15(d) of the Exchange Act, the Issuer will furnish, upon request and at its expense, to the Dealer and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

(h)
In the event that any Note offered or to be offered by the Dealer would be ineligible for resale under Rule 144A, the Issuer shall immediately notify the Dealer (by telephone, confirmed in writing) of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)
The Issuer represents that it is not currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act.  The Issuer agrees that, if it shall issue commercial paper after the date hereof in reliance upon such exemption: (a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (b) the Issuer will institute appropriate corporate procedures to ensure that the offers and sales of notes issued by the Issuer pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder; and (c) the Issuer will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.

1.7	The Issuer hereby represents and warrants to the Dealer, in connection with offers, sales and resales of Notes, as follows:

(a)
The Issuer hereby confirms to the Dealer that within the preceding six months neither the Issuer nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof acting on behalf of the Issuer has offered or sold any Notes, or any substantially similar security of the Issuer (including, without limitation, medium-term notes issued by the Issuer), to, or solicited offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof.  The Issuer also agrees that (except as permitted by Section 1.6(i)), as long as the Notes are being offered for sale by the Dealer and the other dealers referred to in Section 1.2 hereof as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither the Issuer nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof (except as contemplated by Section 1.2 hereof) will offer the Notes or any substantially similar security of the Issuer for sale to, or solicit offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof, it being understood that such agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(a)(2) of the Securities Act and shall survive any termination of this Agreement.  The Issuer hereby represents and warrants that it has not taken or omitted to take, and will not take or omit to take, any action that would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by the Issuer or some other party or parties.

(b)
The Issuer represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System.  In the event that the Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuer shall give the Dealer at least five business days’ prior written notice to that effect.  The Issuer shall also give the Dealer prompt notice of the actual date that it commences to purchase securities with the proceeds of the Notes.  Thereafter, in the event that the Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.

2.	Representations and Warranties of Issuer.

        The Issuer represents and warrants that:

2.1
The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, this Agreement and the Issuing and Paying Agent Agreement.

2.2
This Agreement and the Issuing and Paying Agent Agreement have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.3
The Notes have been duly authorized, and when issued as provided in the Issuing and Paying Agent Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.4
The offer and sale of the Notes in the manner contemplated hereby do not require registration of the Notes under the Securities Act, pursuant to the exemption from registration contained in Section 4(a)(2) thereof, and no indenture in respect of the Notes is required to be qualified under the Trust Indenture Act of 1939, as amended.

2.5	The Notes will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer.

2.6
No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Notes or the Issuing and Paying Agent Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

2.7
Neither the execution and delivery of this Agreement and the Issuing and Paying Agent Agreement, nor the issuance of the Notes in accordance with the Issuing and Paying Agent Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer, or (ii) violate or result in a breach or a default under any of the terms of the Issuer’s charter documents or by-laws, any contract or instrument to which the Issuer is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Issuer is subject or by which it or its property is bound, which breach or default might have a material adverse effect on the condition (financial or otherwise), operations or business prospects of the Issuer or the ability of the Issuer to perform its obligations under this Agreement, the Notes or the Issuing and Paying Agent Agreement.

2.8
There are no legal or governmental proceedings pending to which the Issuer or any of its subsidiaries is a party, or to the knowledge of the Issuer, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, which, if determined adversely to the Issuer or any of its subsidiaries, might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations or business prospects of the Issuer and its subsidiaries taken as a whole, or the ability of the Issuer to perform its obligations under this Agreement, the Notes or the Issuing and Paying Agent Agreement.

2.9	The Issuer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.10
Neither the Private Placement Memorandum nor the Company Information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.11
Neither the Issuer nor any of its subsidiaries, nor, to the knowledge of the Issuer, any director, officer, agent, employee, or affiliate of the Issuer or any of its subsidiaries (acting on behalf of the Issuer or any of its subsidiaries) (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or the U.K. Bribery Act 2010 (the “Bribery Act”) or similar law or regulation of any other relevant jurisdiction; and neither the Issuer nor any of its subsidiaries, nor to the knowledge of the Issuer, any director, officer, agent, employee, or affiliate of the Issuer or any of its subsidiaries (acting on behalf of the Issuer or any of its subsidiaries) is aware of or has taken any action, directly or indirectly, that could result in a sanction for violation by such persons of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the FCPA or the Bribery Act or similar law or regulation of any other relevant jurisdiction; and the Issuer and its subsidiaries have each conducted their businesses in compliance with the FCPA, the Bribery Act and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are expected to continue to ensure, continued compliance therewith.

2.12
The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, without limitation, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of jurisdictions where the Issuer and its subsidiaries conduct business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.\

2.13
Neither the Issuer nor any of its subsidiaries nor any director or officer, nor to the knowledge of the Issuer, any agent, employee, representative or affiliate of the Issuer or any of its subsidiaries (i) is currently the subject of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (ii) will, directly or indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (x) to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (y) in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering of Notes, whether as dealer, advisor, investor or otherwise).

2.14
Neither the Issuer nor any of its subsidiaries, nor to the knowledge of the Issuer, any director, officer, agent, employee, or affiliate of the Issuer or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

2.15
Except as has been disclosed to the Dealer or is not material to the analysis under any Sanctions, neither the Issuer nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Issuer or any of its subsidiaries have any plans to increase its dealings or transactions, or commence dealings or transaction, with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

2.16
Each (a) issuance of Notes by the Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by the Issuer to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer set forth in this Section 2 remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (iii) in the case of an issuance of Notes, since the date of the most recent Private Placement Memorandum, there has been no material adverse change in the condition (financial or otherwise), operations or business prospects of the Issuer which has not been disclosed to the Dealer in writing and (iv) the Issuer is not in default in any material respect of any of its obligations hereunder, under the Notes or the Issuing and Paying Agent Agreement.

3.	Covenants and Agreements of Issuer.

         The Issuer covenants and agrees that:

3.1
The Issuer will give the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes or the Issuing and Paying Agent Agreement, including a complete copy of any such amendment, modification or waiver.

3.2
The Issuer shall, whenever there shall occur any change in the Issuer’s condition (financial or otherwise), operations or business prospects or any development or occurrence in relation to the Issuer that would be material to holders of the Notes or potential holders of the Notes (including any downgrading or receipt of any notice of intended or potential downgrading or any review for potential change in the rating accorded any of the Issuer’s securities by any nationally recognized statistical rating organization (as such term is defined in Section 3(a)(62) of the Exchange Act) which has published a rating of the Notes), promptly, and in any event prior to any subsequent issuance of Notes hereunder, notify the Dealer (by telephone, confirmed in writing) of such change, development or occurrence.

3.3
The Issuer shall from time to time furnish to the Dealer such information as the Dealer may reasonably request, including, without limitation, any press releases or material provided by the Issuer to any national securities exchange or rating agency, regarding (i) the Issuer’s operations and financial condition, (ii) the due authorization and execution of the Notes and (iii) the Issuer’s ability to pay the Notes as they mature.

3.4
The Issuer will take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, however, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.5	The Issuer will not be in default of any of its obligations hereunder, under the Notes or under the Issuing and Paying Agent Agreement, at any time that any of the Notes are outstanding.

3.6
The Issuer shall not issue Notes hereunder until the Dealer shall have received (a) opinions of counsel to the Issuer, addressed to the Dealer, satisfactory in form and substance to the Dealer, (b) a copy of the executed Issuing and Paying Agent Agreement as then in effect, (c) a copy of resolutions adopted by the Board of Directors of the Issuer, satisfactory in form and substance to the Dealer and certified by the Secretary or similar officer of the Issuer, authorizing execution and delivery by the Issuer of this Agreement, the Issuing and Paying Agent Agreement and the Notes and consummation by the Issuer of the transactions contemplated hereby and thereby, (d) prior to the issuance of any book-entry Notes represented by a master note registered in the name of DTC or its nominee, a copy of the executed Letter of Representations among the Issuer, the Issuing and Paying Agent and DTC, and of the executed Master Note, (e) prior to the issuance of any Notes in physical form, a copy of such form (unless attached to this Agreement or the Issuing and Paying Agent Agreement), (f) confirmation of the then current rating assigned to the Notes by each nationally recognized statistical rating organization then rating the Notes, and (g) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

3.7
The Issuer shall reimburse the Dealer for all of the Dealer’s out-of-pocket expenses related to this Agreement, including expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum), and, if applicable, for the reasonable fees and out-of-pocket expenses of the Dealer’s counsel.

3.8	The Issuer shall not file a Form D (as referenced in Rule 503 under the Securities Act) at any time in respect of the offer and sale of the Notes.

4.	Disclosure.
4.1
The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of the Issuer.  The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the Issuer concerning the offering of Notes and to obtain relevant additional information which the Issuer possesses or can acquire without unreasonable effort or expense.

4.2	The Issuer agrees to promptly furnish the Company Information to the Dealer as it becomes available.

4.3
(a)  The Issuer further agrees to notify the Dealer promptly upon the occurrence of any event relating to or affecting the Issuer that would cause the Company Information then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading; except to the extent that the Issuer, by furnishing such notice, would violate any law, regulation or stock exchange rule applicable to it.

(b) In the event that the Issuer gives the Dealer notice pursuant to Section 4.3(a) and (i) the Issuer is selling Notes in accordance with Section 1, (ii) the Dealer notifies the Issuer that it then has Notes it is holding in inventory, or (iii) any Notes are otherwise outstanding, the Issuer agrees promptly to supplement or amend the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Issuer shall make such supplement or amendment available to the Dealer.

(c) In the event that (i) the Issuer gives the Dealer notice pursuant to Section 4.3(a), (ii) (A) the Issuer is not selling Notes in accordance with Section 1, (B) the Dealer does not notify the Issuer that it is then holding Notes in inventory and (C) no Notes are otherwise outstanding and (iii) the Issuer chooses not to promptly amend or supplement the Private Placement Memorandum in the manner described in clause (b) above, then all solicitations and sales of Notes shall be suspended until such time as the Issuer has so amended or supplemented the Private Placement Memorandum, and made such amendment or supplement available to the Dealer.

(d) Without limiting the generality of Section 4.3(a), the Issuer shall review, amend and supplement the Private Placement Memorandum on a periodic basis, but no less than at least once annually, to incorporate current financial information of the Issuer to the extent necessary to ensure that the information provided in the Private Placement Memorandum is accurate and complete; provided, however, that the Private Placement Memorandum will be deemed amended and supplemented by the filing of any documents incorporated by reference into the Private Placement Memorandum to the extent such documents incorporated by reference ensure the Private Placement Memorandum is accurate and complete.

5.      Indemnification and Contribution.

5.1
(a)          The Issuer will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, any affiliate of the Dealer or any such controlling entity and their respective directors, officers, employees, partners, incorporators, shareholders, servants, trustees and agents (hereinafter the “Issuer Indemnitees”) against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses (including, without limitation, fees and disbursements of counsel) or judgments of whatever kind or nature (each a “Claim”), imposed upon, incurred by or asserted against the Issuers Indemnitees arising out of or based upon (i) any allegation that the Private Placement Memorandum, the Company Information or any information provided by the Issuer to the Dealer included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the breach by the Issuer of any agreement, covenant or representation made in or pursuant to this Agreement.  This indemnification shall not apply to the extent that the Claim arises out of or is based upon Dealer Information.

(b)          The Dealer will indemnify and hold harmless the Issuer and its directors, officers, and employees (collectively, the “Dealer Indemnitees,”) against any and all Claims imposed upon, incurred by or asserted against the Dealer Indemnitees arising out of or based upon Dealer Information.

(c)          The Issuer and Dealer, each in such capacity of indemnitor, are collectively referred to herein as the “Indemnitors.”   The Dealer Indemnitees and the Issuer Indemnitees are collectively referred to herein as the “Indemnitees.”

5.2	Provisions relating to claims made for indemnification under this Section 5 are set forth on Exhibit B to this Agreement.

5.3
In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the relevant Indemnitor shall contribute to the aggregate costs incurred by the other party in connection with any Claim in the proportion of the respective economic interests of the Issuer and the Dealer; provided, however, that such contribution by the Issuer shall be in an amount such that the aggregate costs incurred by the Dealer do not exceed the aggregate of the commissions and fees earned by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates.  The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees earned by the Dealer hereunder.

6.      Definitions.

6.1	“Claim” shall have the meaning set forth in Section 5.1.

6.2
“Company Information” at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (i) the Issuer’s most recent report on Form 10-K filed with the SEC and each report on Form 10-Q or 8-K filed by the Issuer with the SEC since the most recent Form 10-K, (ii) the Issuer’s most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) the Issuer’s and its affiliates’ other publicly available recent reports, including, but not limited to, any publicly available filings or reports provided to their respective shareholders, (iv) any other information or disclosure prepared pursuant to Section 4.3 hereof and (v) any information prepared or approved by the Issuer for dissemination to investors or potential investors in the Notes.

6.3	“Dealer Information” shall mean material concerning the Dealer provided by the Dealer in writing expressly for inclusion in the Private Placement Memorandum.

6.4	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

6.5	“Indemnitee” shall have the meaning set forth in Section 5.1.

6.6
“Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

6.7
“Issuing and Paying Agent Agreement” shall mean the issuing and paying agent agreement described on the cover page of this Agreement, as such agreement may be amended or supplemented from time to time.

6.8
“Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, as issuing and paying agent under the Issuing and Paying Agent Agreement, or any successor thereto in accordance with the Issuing and Paying Agent Agreement.

6.9
“Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.

6.10
“Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials referred to therein or incorporated by reference therein, if any) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

6.11	“Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.

6.12	“Rule 144A” shall mean Rule 144A under the Securities Act.

6.13	“SEC” shall mean the U.S. Securities and Exchange Commission.

6.14	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

7.      General

7.1
Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing or transmitted by any standard form of telecommunication, including but not limited to email transmission and shall be effective when received at the address of the respective party set forth in the Addendum to this Agreement.

7.2	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

7.3
(a) The Issuer agrees that any suit, action or proceeding brought by the Issuer against the Dealer in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan.  EACH OF THE DEALER AND THE ISSUER WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) The Issuer hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes.

7.4
This Agreement may be terminated, at any time, by the Issuer, upon one business day’s prior notice to such effect to the Dealer, or by the Dealer upon one business day’s prior notice to such effect to the Issuer.  Any such termination, however, shall not affect the obligations of the Issuer under Sections 3.7, 4.3, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

7.5
This Agreement is not assignable by either party hereto without the written consent of the other party; provided, however, that the Dealer may assign its rights and obligations under this Agreement to any affiliate of the Dealer.

7.6	This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.7
This Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

7.8
The Issuer acknowledges and agrees that in connection with this purchase and sale of the Notes or any other services the Dealer may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Dealer: (i) no fiduciary or agency relationship between the Issuer and any other person, on the one hand, and the Dealer, on the other, exists; (ii) the Dealer is not acting as advisor, expert or otherwise, to the Issuer, including, without limitation, with respect to the determination of the  offering price of the Notes, and such relationship between the Issuer, on the one hand, and the Dealer, on the other, is entirely and solely commercial, based on arms-length negotiations; ~~(iii)~~ any duties and obligations that the Dealer may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and (iv) the Dealer and its affiliates may have interests that differ from those of the Issuer.  The Issuer hereby waives any claims that the Issuer may have against the Dealer with respect to any breach of fiduciary duty in connection with the purchase and sale of the Notes.

7.9
(i) The parties hereto agree that the Issuer may, in accordance with the terms of this Section 7.9, from time to time replace the party which is then acting as Issuing and Paying Agent (the “Current Issuing and Paying Agent”) with another party (such other party, the “Replacement Issuing and Paying Agent”), and enter into an agreement with the Replacement Issuing and Paying Agent covering the provision of issuing and paying agency functions in respect of the Notes by the Replacement Issuing and Paying Agent (the “Replacement Issuing and Paying Agency Agreement”) (any such replacement, a “Replacement”).

(ii) From and after the effective date of any Replacement, (A) to the extent that the Issuing and Paying Agency Agreement provides that the Current Issuing and Paying Agent will continue to act in respect of Notes outstanding as of the effective date of such Replacement (the “Outstanding Notes”), then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Current Issuing and Paying Agent, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent, in respect of Notes issued on or after the effective date of such Replacement, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Current Issuing and Paying Agent in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent in respect of Notes issued on or after the effective date of such Replacement, and (iii) all references to the “Issuing and Paying Agency Agreement” hereunder shall be deemed to refer to the existing Issuing and Paying Agency Agreement, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agency Agreement, in respect of Notes issued on or after the effective date of such Replacement; and (B) to the extent that the Issuing and Paying Agency Agreement does not provide that the Current Issuing and Paying Agent will continue to act in respect of the Outstanding Notes, then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Replacement Issuing and Paying Agent, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent, and (iii) all references to the “Issuing and Paying Agency Agreement” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agency Agreement.

(iii) From and after the effective date of any Replacement, the Issuer shall not issue any Notes hereunder unless and until the Dealer shall have received: (a) a copy of the executed Replacement Issuing and Paying Agency Agreement, (b) a copy of the executed Letter of Representations among the Issuer, the Replacement Issuing and Paying Agent and DTC, (c) a copy of the executed Master Note authenticated by the Replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (d) an amendment or supplement to the Private Placement Memorandum describing the Replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the Replacement so that the Private Placement Memorandum, as amended or supplemented, satisfies the requirements of this Agreement, and (e) a legal opinion of counsel to the Issuer, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer, as to (x) the due authorization, delivery, validity and enforceability of Notes issued pursuant to the Replacement Issuing and Paying Agency Agreement, and (y) such other matters as the Dealer may reasonably request.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

Humana Inc., as Issuer	________________________________, as Dealer
By:	By:
Name:	Name:
Title:	Title:

Addendum

The following additional clauses shall apply to the Agreement and be deemed a part thereof.

1.	The other dealers referred to in clause (b) of Section 1.2 of the Agreement are:

2.	The addresses of the respective parties for purposes of notices under Section 7.1 are as follows:

For the Issuer:

Address:
Attention:
Telephone number:
Fax number:
Email:

For the Dealer:

Address:
Telephone number:
Fax number:
Email:

Model Opinion of Counsel to Issuer

 [        ], 2014

Ladies and Gentlemen:

We have acted as counsel to Humana Inc., a Delaware corporation (the “Company”), in connection with the proposed offering and sale by the Company in the United States of $1,000,000,000 aggregate face or principal amount outstanding at any time of commercial paper in the form of short-term promissory notes (the “Notes”).  This opinion is being delivered pursuant to Section 3.6 of the Commercial Paper Dealer Agreement, dated as of [  ], 2014  (the “Dealer Agreement”), by and between the Company and ____________________ (the “Dealer”).  All capitalized terms used herein that are defined in, or by reference in, the Dealer Agreement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein.  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, facsimile, electronic, photostatic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.  We have examined, among other documents, the following:

(a)	the Dealer Agreement;

(b)	the Issuing and Paying Agent Agreement, dated as of [ ], 2014, between the Company and U.S. Bank National Association;

(c)	the Master Note;

(d)	the Private Placement Memorandum, dated [ ], 2014, relating to the offering of the Notes; and

(e)	the Letter of Representations among the Company, the Issuing and Paying Agent and DTC.

The documents referred to in items (a) through (e) above, inclusive, are referred to herein collectively as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified copies and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies.  As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company and others, and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed herein, we have assumed that  the parties to the Documents, other than the Company, have the power and authority to enter into, execute and deliver the Documents, and to perform their obligations thereunder, and to consummate the transactions contemplated thereby, that the Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties enforceable against such parties in accordance with their terms, and that such parties,  will comply with all of their obligations under the Documents and all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Delaware.

2.	The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, the Dealer Agreement and the Issuing and Paying Agent Agreement;

3.
The Company has taken all necessary corporate action to authorize the execution, delivery and performance of its respective obligations under the Dealer Agreement and the Issuing and Paying Agent Agreement and has duly executed and delivered the Dealer Agreement and the Issuing and Paying Agent Agreement.

4.	The Dealer Agreement and the Issuing and Paying Agent Agreement are valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.
The Notes have been duly authorized, and when authenticated by the Issuing and Paying Agent (or in the case of Notes constituting book-entry obligations evidenced by the Master Note, when the Master Note has been authenticated by the Issuing and Paying Agent) and issued as provided in the Issuing and Paying Agent Agreement, will be duly and validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.
Based upon and assuming the accuracy of the Company’s representations and warranties contained in the Dealer Agreement (except to the extent that they constitute conclusions of law covered hereunder) and that each of the Company and the Dealer has complied, and will comply, fully with each of their respective covenants contained in the Dealer Agreement, the offer and issuance of the Notes under the circumstances contemplated by the Dealer Agreement and the Issuing and Paying Agent Agreement do not require registration of the Notes under the Securities Act of 1933, as amended, pursuant to the exemption from registration contained in Section 4(a)(2) thereof, and do not require compliance with any provision of the Trust Indenture Act of 1939, as amended.

7.
The execution and delivery by the Company of the Dealer Agreement and the Issuing and Paying Agent Agreement and the performance by the Company of its obligations thereunder (i) will not result in the creation or imposition of any security interest, mortgage or other lien binding upon the Company or its property under any of its Covered Agreements (as defined below), (ii) do not require under the federal laws of the United States of America or the laws of the State of New York or the State of Delaware under the Delaware General Corporation Law any filing or registration by the Company with, or approval or consent to the Company of, any governmental agency or authority of the United States of America or the State of New York or the State of Delaware that has not been made or obtained, (iii) do not contravene any provision of the certificate of incorporation or the by-laws of the Company, (iv) do not violate any law, or regulation of any governmental agency or authority, of the State of New York or the United States of America or the State of Delaware under the Delaware General Corporation Law applicable to the Company or its property, and (v) do not breach or cause a default under any agreement or violate any court decree or order that the Company has filed with the Securities and Exchange Commission as an Exhibit on its most recent Annual Report on Form 10-K or any subsequent Quarterly Report on Form 10-Q (collectively, the “Covered Agreements”).

8.	The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The opinions set forth above are subject to the following qualifications:

(A)           We express no opinion as to:

(i)           the legality, validity, binding effect or enforceability of any provision of any of the Documents relating to indemnification, contribution or exculpation (to the extent violative of public policy or applicable law);

(ii)           the legality, validity, binding effect or enforceability of any provision of any of the Documents related to (i) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is determined by any court other than a court of the State of New York, (ii) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York, or (iii) waivers of any rights to trial by jury;

(iii)           the legality, validity, binding effect or enforceability of any provision of any of the Documents purporting to give any person or entity the power to accelerate obligations without any notice to the obligor;

(iv)           the legality, validity, binding effect or enforceability of any provision of any of the Documents which may be construed to be in the nature of a penalty;

(v)           relating to any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under the Documents to the extent limited by applicable law (including judicial decisions), or to the extent that such Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under applicable law (including judicial decisions);

(vi)           the enforceability of any provision of any of the Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Documents; and

(vii) any matters subject to, or the effect of, any federal, state or local laws, regulations or policies relating to health care, including, but not limited to, licensure, permitting, registrations, certification, and reimbursement (including, but not limited to, Medicare, Medicaid, CHAMPVA, TRICARE, the Patient Protection and Affordable Care Act and any other federal or state health care program or regulatory agency), the Health Insurance Portability and Accountability Act of 1996, the Food, Drug & Cosmetic Act, 42 U.S.C. §1320a-7, 7a and 7b, 42 U.S.C. §1395nn, 31 U.S.C. §3729-3733.

(B)           Our opinions are subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally and (ii) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

(C)           Our opinions are subject to the effect of, and we express no opinion with respect to, the application of or compliance with, foreign or state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority.

(D)           With respect to the opinion expressed in paragraph 1 above, we have relied solely upon a certificate of the Secretary of State of the State of Delaware of good standing and valid existence, and our opinion in paragraph 1 is expressed as of the date set forth on such certificate.

(E)           Our opinion in paragraph 7 above is limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

 (F)           With respect to the opinions in paragraph 7 above: (i)  we have made no independent investigation as to whether the Covered Agreements, which are governed by the laws of any jurisdiction other than the State of New York will be enforced as written under the laws of such jurisdiction; and (ii) we express no opinion with respect to any security interest, mortgage or other lien created or imposed by, or any breach, default or violation under, a Covered Agreement not readily ascertainable from the face of any such Covered Agreement or arising under or based upon any cross-default provision insofar as it relates to a default under an agreement or court decree or order that is not a Covered Agreement, or arising under or based upon any covenant of a financial or numerical nature or requiring computation.

(G)           We express no opinion with regard to the anti-fraud provisions of any federal or state securities laws or rules promulgated thereunder.

(H)           Except to the extent set forth in paragraph 8 above, we express no opinion as to the Investment Company Act.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the Delaware General Corporation Law, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.  The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The opinions expressed herein are given only as of the date hereof, and we undertake no responsibility to update or supplement this opinion letter after the date hereof for any reason.

The opinions expressed herein are solely for your benefit in connection with the Dealer Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.  In addition, this letter and its benefits are not assignable to any person or entity that acquires Notes without our prior written approval.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Humana Inc.

500 West Main Street

Louisville, Kentucky 40202

 [        ], 2014

Ladies and Gentlemen:

The undersigned, Assistant General Counsel of Humana Inc., a Delaware corporation (the “Company”), pursuant to Section 3.6 of the Commercial Paper Dealer Agreement, dated as of [  ], 2014  (the “Dealer Agreement”), by and between the Company and ______________________ (the “Dealer”), is of the opinion that (all capitalized terms used herein that are defined in or by reference in, the Dealer Agreement, have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein):

(i) To my knowledge and other than as set forth in the Private Placement Memorandum (including the documents incorporated therein by reference), there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party which, if determined adversely to the Company or any of its subsidiaries, might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations or business prospects of the Company and its subsidiaries taken as a whole, or the ability of the Company to perform its obligations under the Dealer Agreement, the Notes or the Issuing and Paying Agent Agreement, dated [      ], 2014 between the Company and U.S. Bank National Association (the “Issuing and Paying Agent Agreement”); and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

9483041
(ii) The execution and delivery by the Company of the Dealer Agreement and the Issuing and Paying Agent Agreement and the performance by the Company of its obligations thereunder (i) will not result in the creation or imposition of any security interest, mortgage or other lien binding upon the Company or its property under any contract or instrument, known to me, to which the Company is a party or by which it or its property is bound (the “Cover Agreements”), (ii) do not require under the laws of the State of Kentucky any filing or registration by the Company with, or approval or consent to the Company of, any governmental agency or authority of the State of Kentucky that has not been made or obtained, (iii) do not violate any law, or regulation of any governmental agency or authority, of the State of Kentucky applicable to the Company or its property, and (iv) do not breach or cause a default under the Covered Agreements or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, known to me, to which the Company is subject or by which it or its property is bound (the “Covered Orders”).

In connection with this opinion, I have examined the (i) the Dealer Agreement, (ii) the Issuing and Paying Agent Agreement, (iii) the Master Note; (iv) the Private Placement Memorandum, dated [  ], 2014, relating to the offering of the Notes; (v) the Letter of Representations among the Company, the Issuing and Paying Agent and DTC; and (vi) such other documents, certificates and instruments as I have deemed necessary as a basis for the opinions herein expressed.  The documents referred to in items (i) through (v) above, inclusive, are referred to herein collectively as the “Documents.” In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

The opinions set forth above are subject to the following qualifications:

(A)           My opinion is subject to the effect of, and I express no opinion with respect to, the application of or compliance with, foreign or state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority.

(B)           My opinion in paragraph ii above is limited to my review of only those laws and regulations that, in my experience, are normally applicable to transactions of the type contemplated by the Documents.

(C)           With respect to the opinions in paragraph ii above: (i)  I have made no independent investigation as to whether the Covered Agreements or Covered Orders, which are governed by the laws of any jurisdiction other than the State of Kentucky will be enforced as written under the laws of such jurisdiction; and (ii) I express no opinion with respect to any breach, default or violation not readily ascertainable from the face of any such Covered Agreement or Covered Order or arising under or based upon any cross-default provision insofar as it relates to a default under an agreement or court decree or order that is not a Covered Agreement or Covered Agreement, or arising under or based upon any covenant of a financial or numerical nature or requiring computation.

(D)           I express no opinion with regard to the anti-fraud provisions of any federal or state securities laws or rules promulgated thereunder.

(E)           I express no opinion as to the Investment Company Act of 1940, as amended.

The opinions expressed herein are limited to the laws of the State of Kentucky as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.  The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The opinions expressed herein are given only as of the date hereof, and we undertake no responsibility to update or supplement this opinion letter after the date hereof for any reason.

The opinions expressed herein are solely for your benefit in connection with the Dealer Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.  In addition, this letter and its benefits are not assignable to any person or entity that acquires Notes without our prior written approval.

Very truly yours,

Joseph C. Ventura
In my capacity as Assistant General Counsel of Humana Inc.

Exhibit A

Form of Legend for Private Placement Memorandum and Notes

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER AND THE NOTES, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A)(1) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2)(i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION OR SUCH OTHER INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A.  BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO A PLACEMENT AGENT DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

Exhibit B

Further Provisions Relating to Indemnification

(a)
The Indemnitors agree to reimburse each Indemnitee for all expenses (including reasonable fees and disbursements of internal and external counsel) as they are incurred by it in connection with investigating or defending any loss, claim, damage, liability or action in respect of which indemnification may be sought under Section 5 of the Agreement (whether or not it is a party to any such proceedings).

(b)
Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against an Indemnitor, notify the Indemnitor, in writing of the existence thereof; provided that (i) the omission so to notify the Indemnitor, will not relieve the Indemnitor, from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such Claim and such failure results in the forfeiture by the Indemnitor, of substantial rights and defenses, and (ii) the omission so to notify the Indemnitor, will not relieve it from liability which it may have to an Indemnitor, otherwise than on account of this indemnity agreement.  In case any such Claim is made against any Indemnitee and it notifies the Indemnitor,of the existence thereof, the Indemnitor,will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Claim include both the Indemnitee and the Indemnitor, and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnitor, the Indemnitor shall not have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee.  Upon receipt of notice from the Indemnitor to such Indemnitee of the Indemnitor’s election so to assume the defense of such Claim and approval by the Indemnitee of counsel, the Indemnitor will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnitor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the other party (the Issuer or Dealer, as the case may be), representing the Indemnitee who is party to such Claim), (ii) the Indemnitor shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the Indemnitor has authorized in writing the employment of counsel for the Indemnitee.  The indemnity, reimbursement and contribution obligations of the Indemnitor hereunder shall be in addition to any other liability the Indemnitor may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor and any Indemnitee.  The Indemnitors agree that without the other party’s (the Issuer or Dealer, as the case may be) prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the Agreement (whether or not the Issuer or Dealer, as the case may be, or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnitee.

Exhibit C

Statement of Terms for Interest – Bearing Commercial Paper Notes of Humana Inc.

THE PROVISIONS SET FORTH BELOW ARE QUALIFIED TO THE EXTENT APPLICABLE BY THE TRANSACTION SPECIFIC PRIVATE PLACEMENT MEMORANDUM SUPPLEMENT (THE “SUPPLEMENT”) (IF ANY) SENT TO EACH PURCHASER AT THE TIME OF THE TRANSACTION.

1.  General.

(a)  The obligations of the Issuer to which these terms apply (each a “Note”) are represented by one or more Master Notes (each, a “Master Note”) issued in the name of (or of a nominee for) The Depository Trust Company (“DTC”), which Master Note includes the terms and provisions for the Issuer's Interest-Bearing Commercial Paper Notes that are set forth in this Statement of Terms, since this Statement of Terms constitutes an integral part of the Underlying Records as defined and referred to in the Master Note.

(b)  “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to be closed in New York City and, with respect to LIBOR Notes (as defined below) is also a London Business Day.  “London Business Day” means, a day, other than a Saturday or Sunday, on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

2. Interest. (a) Each Note will bear interest at a fixed rate (a “Fixed Rate Note”) or at a floating rate (a “Floating Rate Note”).

(b)  The Supplement sent to each holder of such Note will describe the following terms: (i) whether such Note is a Fixed Rate Note or a Floating Rate Note and whether such Note is an Original Issue Discount Note (as defined below); (ii) the date on which such Note will be issued (the “Issue Date”); (iii) the Stated Maturity Date (as defined below); (iv) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the Interest Payment Dates; (v) if such Note is a Floating Rate Note, the Base Rate, the Index Maturity, the Interest Reset Dates, the Interest Payment Dates and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; and (vi) any other terms applicable specifically to such Note.  “Original Issue Discount Note” means a Note which has a stated redemption price at the Stated Maturity Date that exceeds its Issue Price by more than a specified de minimis amount and which the Supplement indicates will be an “Original Issue Discount Note”.

(c)  Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum specified in the Supplement until the principal amount thereof is paid or made available for payment.  Interest on each Fixed Rate Note will be payable on the dates specified in the Supplement (each an “Interest Payment Date” for a Fixed Rate Note) and on the Maturity Date (as defined below).  Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be payable on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

(d)  The interest rate on each Floating Rate Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (a “Base Rate”) plus or minus a number of basis points (one basis point equals one-hundredth of a percentage point) (the “Spread”), if any, and/or multiplied by a certain percentage (the “Spread Multiplier”), if any, until the principal thereof is paid or made available for payment.  The Supplement will designate which of the following Base Rates is applicable to the related Floating Rate Note: (a) the CD Rate (a “CD Rate Note”), (b) the Commercial Paper Rate (a “Commercial Paper Rate Note”), (c) the Federal Funds Rate (a “Federal Funds Rate Note”), (d) LIBOR (a “LIBOR Note”), (e) the Prime Rate (a “Prime Rate Note”), (f) the Treasury Rate (a “Treasury Rate Note”) or (g) such other Base Rate as may be specified in such Supplement.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly or semi-annually (the “Interest Reset Period”).  The date or dates on which interest will be reset (each an “Interest Reset Date”) will be, unless otherwise specified in the Supplement, in the case of Floating Rate Notes which reset daily, each Business Day, in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months specified in the Supplement.  If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date will be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Interest on each Floating Rate Note will be payable monthly, quarterly or semiannually (the “Interest Payment Period”) and on the Maturity Date.  Unless otherwise specified in the Supplement, and except as provided below, the date or dates on which interest will be payable (each an “Interest Payment Date” for a Floating Rate Note) will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes with a semiannual Interest Payment Period, on the third Wednesday of the two months specified in the Supplement.  In addition, the Maturity Date will also be an Interest Payment Date.

If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date occurring on the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.  If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity.

Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date.  On the Maturity Date, the interest payable on a Floating Rate Note will include interest accrued to, but excluding, the Maturity Date.  Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor.  This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated.  The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the cases where the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year, in the case where the Base Rate is the Treasury Rate.  The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any adjustment by a Spread and/or a Spread Multiplier.

The “Interest Determination Date” where the Base Rate is the CD Rate or the Commercial Paper Rate will be the second Business Day next preceding an Interest Reset Date.  The Interest Determination Date where the Base Rate is the Federal Funds Rate or the Prime Rate will be the Business Day next preceding an Interest Reset Date.  The Interest Determination Date where the Base Rate is LIBOR will be the second London Business Day next preceding an Interest Reset Date.  The Interest Determination Date where the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls when Treasury Bills are normally auctioned.  Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is held on the following Tuesday or the preceding Friday.  If an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

The “Index Maturity” is the period to maturity of the instrument or obligation from which the applicable Base Rate is calculated.

The “Calculation Date,” where applicable, shall be the earlier of (i) the tenth calendar day following the applicable Interest Determination Date or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date.

All times referred to herein reflect New York City time, unless otherwise specified.

The Issuer shall specify in writing to the Issuing and Paying Agent which party will be the calculation agent (the “Calculation Agent”) with respect to the Floating Rate Notes.  The Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note to the Issuing and Paying Agent as soon as the interest rate with respect to such Floating Rate Note has been determined and as soon as practicable after any change in such interest rate.

All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards.  For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655).  All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

CD Rate Notes

“CD Rate” means the rate on any Interest Determination Date for negotiable certificates of deposit having the Index Maturity as published by the Board of Governors of the Federal Reserve System (the “FRB”) in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the FRB (“H.15(519)”) under the heading “CDs (Secondary Market)”.

If the above rate is not published in H.15(519) by 3:00 p.m. on the Calculation Date, the CD Rate will be the rate on such Interest Determination Date set forth in the daily update of H.15(519), available through the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/Update, or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate (“H.15 Daily Update”) under the caption “CDs (Secondary Market)”.

If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m. on such Interest Determination Date of three leading nonbank dealers1  in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity in the denomination of $5,000,000.

If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate will remain the CD Rate then in effect on such Interest Determination Date.

Commercial Paper Rate Notes

“Commercial Paper Rate” means the Money Market Yield (calculated as described below) of the rate on any Interest Determination Date for commercial paper having the Index Maturity, as published in H.15(519) under the heading “Commercial Paper-Nonfinancial”.

If the above rate is not published in H.15(519) by 3:00 p.m. on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity as published in H.15 Daily Update under the heading “Commercial Paper-Nonfinancial”.

If by 3:00 p.m. on such Calculation Date such rate is not published in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m. on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City selected by the Calculation Agent for commercial paper of the Index Maturity placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization.

If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Determination Date will remain the Commercial Paper Rate then in effect on such Interest Determination Date.

“Money Market Yield” will be a yield calculated in accordance with the following formula:

D x 360
Money Market Yield =                                                           x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds Rate Notes

“Federal Funds Rate” means the rate on any Interest Determination Date for Federal Funds as published in Reuters (or any successor service) on page FEDFUNDS1 under the heading “EFFECT” (or any other page as may replace the specified page on that service) (“Reuters Page FEDFUNDS1”).

If the above rate does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 p.m. on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update under the heading “Federal Funds/(Effective)”.

If such rate is not published as described above by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent prior to 9:00 a.m. on such Interest Determination Date.

If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Interest Determination Date.

LIBOR Notes

The London Interbank offered rate (“LIBOR”) means, with respect to any Interest Determination Date, the rate for deposits in U.S. dollars having the Index Maturity that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date.

If no rate appears, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks in such market selected by the Calculation Agent for a term equal to the Index Maturity and in principal amount equal to an amount that in the Calculation Agent’s judgment is representative for a single transaction in U.S. dollars in such market at such time (a “Representative Amount”).  The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, LIBOR for such interest period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York City, on such Interest Determination Date by three major banks in New York City, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks, for a term equal to the Index Maturity and in a Representative Amount; provided, however, that if fewer than three banks so selected by the Calculation Agent are providing such quotations, the then existing LIBOR rate will remain in effect for such Interest Payment Period.

“Designated LIBOR Page” means Reuters Screen LIBOR01 Page or any replacement page or pages on which London interbank rates of major banks for the Index Currency are displayed.

Prime Rate Notes

“Prime Rate” means the rate on any Interest Determination Date as published in H.15(519) under the heading “Bank Prime Loan”.

If the above rate is not published in H.15(519) prior to 3:00 p.m. on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update opposite the caption “Bank Prime Loan”.

If the rate is not published prior to 3:00 p.m. on the Calculation Date in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank’s prime rate or base lending rate as of 11:00 a.m., on that Interest Determination Date.

If fewer than four such rates referred to above are so published by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent.

If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Interest Determination Date.

“Reuters Screen US Prime1 Page” means the display designated as page “USPrime1” of the Reuters Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Notes

“Treasury Rate” means:

(1) the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement above under the caption “INVESTMENT RATE”, as that rate appears on Reuters Screen USAUCTION10 or USAUCTION11 Page under the heading “Investment Rate” (or any other page as may replace the specified page on that service or a successor service).

 (2) if the rate referred to in clause (1) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the  Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5) if the rate referred to in clause (4) not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6) if the rate referred to in clause (5) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. on that Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Supplement, or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

  D x N
Bond Equivalent Yield =                                                                                               x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

3.   Final Maturity.  The Stated Maturity Date for any Note will be the date so specified in the Supplement, which shall be no later than 397 days from the date of issuance.  On its Stated Maturity Date, or any date prior to the Stated Maturity Date on which the particular Note becomes due and payable by the declaration of acceleration, each such date being referred to as a Maturity Date, the principal amount of each Note, together with accrued and unpaid interest thereon, will be immediately due and payable.

4.   Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” with respect to a Note:  (i) default in any payment of principal of or interest on such Note (including on a redemption thereof); (ii) the Issuer makes any compromise arrangement with its creditors generally including the entering into any form of moratorium with its creditors generally; (iii) a court having jurisdiction shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or there shall be appointed a receiver, administrator, liquidator, custodian, trustee or sequestrator (or similar officer) with respect to the whole or substantially the whole of the assets of the Issuer and any such decree, order or appointment is not removed, discharged or withdrawn within 60 days thereafter; or (iv) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, administrator, liquidator, assignee, custodian, trustee or sequestrator (or similar official), with respect to the whole or substantially the whole of the assets of the Issuer or make any general assignment for the benefit of creditors.  Upon the occurrence of an Event of Default, the principal of each obligation evidenced by such Note (together with interest accrued and unpaid thereon) shall become, without any notice or demand, immediately due and payable. 2

5.    Obligation Absolute.  No provision of the Issuing and Paying Agent Agreement under which the Notes are issued shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on each Note at the times, place and rate, and in the coin or currency, herein prescribed.

6. Supplement. Any term contained in the Supplement shall supercede any conflicting term contained herein.

1   Such nonbank dealers referred to in this Statement of Terms may include affiliates of the Dealer.

2 Unlike single payment notes, where a default arises only at the stated maturity, interest-bearing notes with multiple payment dates should contain a default provision permitting acceleration of the maturity if the Issuer defaults on an interest payment.

Exhibit D

Form of Note